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                                                                  Exhibit 23.1




                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1995, which appears on page 20 of Barrett Business Services, Inc's Annual Report on Form 10-K for the year ended December 31, 1994.




/s/Price Waterhouse LLP
Price Waterhouse LLP




Portland, Oregon
September 26, 1995